Exhibit 5.1

GREENBERG TRAURIG, LLP

One International Place

Suite 2000

Boston, Massachusetts 02110

February 5, 2021

Destination XL Group, Inc.

555 Turnpike Street

Canton, Massachusetts 02021

Re:	Offering of Destination XL Group, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Destination XL Group, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and sale of up to 11,111,111 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share (“Common Stock”), pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of February 5, 2021, by and among the Company and each of the purchasers identified on the signature pages thereto (the “Purchasers”). The Securities were offered and sold under a Registration Statement on Form S-3 (File No. 333-238929) (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 4, 2020 under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus, dated as of June 16, 2020 (the “Base Prospectus”), and a prospectus supplement, dated as of February 5, 2021 (together with the Base Prospectus, the “Prospectus”). The Registration Statement became effective on June 16, 2020.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Securities, including the proceedings of the Board of Directors of the Company, (iii) the Registration Statement, including the exhibits thereto, (iv) the Prospectus and (v) the Purchase Agreement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the Securities, when issued, delivered, and paid for as described in the Purchase Agreement, will be validly issued, fully paid and nonassessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the federal securities laws of the United States and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws).

We did not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws of the United States or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K and to its incorporation into the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP